UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): April 26, 2010

IRS Employer
Commission	Registrant; State of Incorporation;	Identification
File Number	Address; and Telephone Number	Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation)
One South Church Avenue, Suite 100
Tucson, AZ 85701
(520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation)
One South Church Avenue, Suite 100
Tucson, AZ 85701
(520) 571-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement.

As previously reported, Tucson Electric Power Company (TEP) had leased Sundt Unit 4 under a lease with Wilmington Trust Company (acting as lessor and owner trustee under a trust agreement on behalf of an owner participant) with a primary term expiring in January 2011. In January 2010, TEP entered into an agreement with the owner participant for Sundt Unit 4 to acquire all of the owner participant’s beneficial interest under the trust agreement. TEP acquired such interest in March 2010 for approximately $52 million and redeemed the outstanding Sundt Unit 4 lease debt of $5 million in April 2010. On April 26, 2010, the lease was terminated and the owner trustee transferred title to Sundt Unit 4 to TEP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2010	UNISOURCE ENERGY CORPORATION
(Registrant)

/ s / Kevin P. Larson
Senior Vice President and Chief Financial Officer

Date: May 3, 2010	TUCSON ELECTRIC POWER COMPANY
(Registrant)

/ s / Kevin P. Larson
Senior Vice President and Chief Financial Officer